Exhibit 99.1

Greenwood Hall Announces Appointment of Rubinstein, Sucoff, and Poutre to Board of Directors

Addition of Veteran Public Company Finance, Operating, and Education Heavyweights

Enhances Strategic Opportunities; Expands Shareholder Representation

SANTA MONICA, Calif., November 30, 2016 (GLOBE NEWSWIRE) — Greenwood Hall, Inc. (OTCQB:ELRN), an education technology company that helps colleges and universities increase revenue and improve student engagement and outcomes, announced yesterday the appointment of Jerry Rubinstein, Cary Sucoff, and Michael Poutre II to the Company’s Board of Directors. The appointments, which take effect on December 1st, were announced in the wake of the Company completing a $ 4 million financing in October and as the Company experiences growth in its core higher education business.

The Company also announced that Rubinstein, who also serves as a director and Chair of the Audit Committee of CKE Restaurants and non-executive Chairman of US Global Investors, Inc. (NASDAQ:GROW), will serve as the Chair of the Audit Committee and Lead Independent Director. Sucoff, who serves as a director for ContraFect Corportation (NASDAQ:CFRX), Education Alliance, Inc. (OTCMKTS:LEAI) and Root9B Technologies (OTCMKTS: RTNB), will serve as the Company’s Compensation Committee Chair. Poutre, a partner in Redwood Fund, L.P., a major shareholder of the Company, will help expand shareholder representation.

“We could not be more thrilled to welcome additions to our Board of Directors. These individuals will help Greenwood Hall further execute on our strategic goals, including the expansion into new higher education market opportunities such as law schools and the launch of cyber-security degree programs with our education partners; creating liquidity for our stock; and further improving our balance sheet,” said Dr. John Hall, Greenwood Hall’s Chairman and Chief Executive Officer. “We continue to look at ways to further diversify our Board and we expect to appoint additional members that will help us accomplish that objective while augmenting the Company’s strategic direction,” Hall added.

Biographies of the Company’s newly appointed Board members appear below:

Jerry Rubinstein

Jerry Rubinstein is an attorney and a CPA and has significant experience in Banking, Finance Entrepreneurship and the entertainment business. Mr. Rubinstein was a business manager in the music business handling the financial affairs of prominent artists such as Bing Crosby, Stills, Nash and Young, The Eagles, David Geffen, Joni Mitchell and Jackson Browne. He served as Chairman and CEO of American Broadcasting Company’s music division and acquired United Artist Records establishing acts such as Kenny Rogers, Tina Turner and Gerry Rafferty. A pioneer in the programming, marketing and distribution of digital music, Mr. Rubinstein founded and sold DMX, Inc. and XTRA Music to Liberty Media. He sat on the board of directors of the Recording Industry Association of America (RIAA) and currently serves as a director and Chairman of the Audit Committee of CKE Restaurants and non-executive Chairman of US Global Investors, Inc. (NASDAQ:GROW). Mr. Rubinstein was the founder and Chairman of Bel Air Savings and Loan, which was sold to John Anderson’s Topa Savings. Additionally, he served as financial advisor to The Dollywood Company and assisted in the development and formation of the theme park for Dolly Parton and Silver Dollar City.

12424 Wilshire Blvd. Suite 1030 | Los Angeles, CA 90025 | 310.905.8300 | www.greenwoodhall.com

Cary Sucoff

Cary Sucoff has over thirty years of securities industry experience. Mr. Sucoff currently owns and operates Equity Source Partners, LLC an advisory and consulting firm. He has participated in the financing of hundreds of public and private companies. Mr. Sucoff currently serves on the Board of Directors of (1) ContraFect Corporation, (NASDAQ: CFRX), which is engaged in the development of new treatments for infectious diseases utilizing proprietary antibody and lysin technology; (2) Root9b Technologies, Inc. (OTCMKTS: RTNB), a cyber security and risk mitigation business; (3) Legacy Education Alliance, Inc. (OTCMKTS: LEAI), which provides educational training seminars, conferences and services in the United States, Canada, the United Kingdom, and internationally; and (4) First Wave Technologies, Inc., which brings to the commercial market new and innovative medical device technologies. In addition, Mr. Sucoff currently serves as a consultant to Sapience Therapeutics, Inc., an early stage Biotech company focusing on Glioblastoma. Mr. Sucoff is the former President of New England Law/Boston and has been a member of the Board of Trustees for over 25 years. He is the Chairman of the Endowment Committee. Mr. Sucoff received a Bachelor of Arts from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar of the State of New York since 1978.

Michael Poutre

Mr. Poutre has over twenty-five years of experience managing, financing, advising and building both public and private companies. Mr. Poutre started his career in the early 1990s at Smith Barney, and eventually formed his own broker dealer firm, serving as both a securities and options principal. From 2003 to 2006, Mr. Poutre served as President and Chief Compliance Officer for The Blue & White Fund, an Israel-based mutual fund. His career evolved into helping companies grow by scaling, restructuring and refinancing. In this capacity, he has aided public and private companies in achieving their goals. Mr. Poutre and his partners launched Redwood Fund, LP, a fund dedicated to investing in micro-cap companies in a responsible manner. Greenwood Hall is a portfolio company of Redwood Fund, which has been instrumental in our evolution as a publicly traded company. Mr. Poutre currently serves as the CEO of Utilligent, Inc., a boutique management consulting firm that acts as a trusted advisor for some of our nation's largest utilities. Mike earned a B.A. from Whittier College, where he was a Whittier Scholar and the recipient of the Richard M. Nixon Scholarship. Mike also earned an MBA from California Lutheran University.

12424 Wilshire Blvd. Suite 1030 | Los Angeles, CA 90025 | 310.905.8300 | www.greenwoodhall.com

About Greenwood Hall

Greenwood Hall is an education technology company that helps colleges and universities manage the student journey. Every Greenwood Hall solution is designed to increase revenue and improve student engagement and learning outcomes. Since 2006, Greenwood Hall has developed customized turnkey solutions that touch the entire student lifecycle – combining strategy, people, proven processes and robust technology to help schools effectively and efficiently improve student experience and student outcomes, as well as increase revenues and expand into new marketing channels, such as online learning. Greenwood Hall has served more than 60 education clients and over 75 degree programs.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, predictions and projections that may be considered forward-looking statements under securities law, involve a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to, lack of consumer acceptance and demand for Greenwood Hall (the “Company," "our," "we") products and solution offerings developed with strategic partners, insufficient working capital to expand the Company's technology and engage in product marketing, intense competition from larger and more well-established companies, and other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices, and other factors, as described in "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. Greenwood Hall expressly disclaims any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Media and Investor Relations:

David Ruderman

Greenwood Hall

310-907-8585

druderman@greenwoodhall.com

12424 Wilshire Blvd. Suite 1030 | Los Angeles, CA 90025 | 310.905.8300 | www.greenwoodhall.com